Exhibit 4.3

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made as of June 28, 2021, by and among the Persons listed as “Sellers” on the signature page hereto (the “Sellers”), Kyle D. Kazan, as the representative of the Sellers, GH Group, Inc., a Delaware corporation (the “Company”), Graham Farrar, an individual, Kyle D. Kazan, an individual, MPB Acquisition Corp., a Nevada corporation (“Buyer”), MBP Mergersub Corp, a Delaware corporation (“Merger Sub”), and Mercer Park Brand Acquisition Corp., a British Columbia corporation. Each of the foregoing is referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Parties are party to that certain Agreement and Plan of Merger, dated as of April 8, 2021, as amended by the Amendment No. 1 to Agreement and Plan of Merger dated June 18, 2021 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company with the Company surviving such merger as a subsidiary of Buyer;

WHEREAS, Section 10.10 of the Merger Agreement provides that the Merger Agreement may only be amended in a writing executed by the Parties.

WHEREAS, the Parties desire and agree to amend certain terms set forth in the Merger Agreement on the terms and conditions contained herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, mutually agree as follows:

1.	Section 1.1(n) of the Merger Agreement shall be deleted in its entirety and replaced with the following:

““Closing Merger Consideration” means that number of Buyer Exchangeable Shares having a value equal to the following: (i) the Purchase Price, as adjusted in accordance with Section 2.18; minus (ii) the amount of Indebtedness of the Acquired Companies as of 11:59 p.m. Eastern Time on the date immediately preceding the Closing Date (the “Closing Indebtedness”), plus (iii) the amount of Cash of the Acquired Companies as of 11:59 p.m. Eastern Time on the date immediately preceding the Closing Date (the “Company Closing Cash”), plus (iv) the amount (if any) by which Working Capital exceeds the Working Capital Target, minus (v) the amount (if any) by which the Working Capital Target exceeds Working Capital, minus (vi) the number of shares of Series A Preferred Stock outstanding as of immediately prior to the Closing multiplied by $1.27 plus all accrued and unpaid dividends on such Series A Preferred Stock, minus (vii) the net value of the Assumed Options. For the purposes of this Agreement, each Buyer Exchangeable Share shall be deemed to have a value of Ten Dollars ($10.00) at the Closing.”.

2.	Section 2.14 of the Merger Agreement shall be deleted in its entirety and replaced with the following:

“2.14. Exchange Rights, Coattail, Lockup and Registration Rights Agreements. As a condition to the issuance of Buyer Exchangeable Shares and the closing of the transactions contemplated under this Agreement: (a) the Sellers’ Representative, on behalf of the Company Shareholders, must enter into an exchange rights agreement substantially in the form attached hereto as Exhibit F setting forth the rights and obligations of the Buyer Exchangeable Shares (collectively, the “Exchange Rights Agreement”), (b) the Lock-Up Holders must enter into a lockup agreement, substantially in the form attached hereto as Exhibit G, pursuant to which 50% of the Buyer Exchangeable Shares issued to the Lock-Up Holders will be subject to a six (6) month lock-up period and the remaining 50% of the Buyer Exchangeable Shares issued to the Lock-Up Holders will be issued and be subject to a twelve (12) month lock-up period (collectively, the “Lockup Agreement”); and (c) the MVS Holders must enter into a Coattail Agreement, substantially in the form attached hereto as Exhibit H (the “Coattail Agreement”). At Closing, the Sponsor and the Lock-Up Holders shall be granted registration rights by the SPAC as set out in a registration rights agreement substantially in the form attached hereto as Exhibit I (the “Registration Rights Agreement”).”

3.	Section 2.6(b)(i) of the Merger Agreement shall be deleted in its entirety and replaced with the following:

“(b)	Treatment of Company Stock.

(i)            Each share of Company Common Stock (collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than (x) Shares to be cancelled and retired in accordance with Section 2.6(a), and (y) Dissenting Shares) shall be converted into the right to receive the Per Share Merger Consideration. Subject to Section 2.9(i), the Per Share Merger Consideration to be issued pursuant to this Article 2 shall be in the form of Buyer Exchangeable Shares rounded up to the nearest whole Buyer Exchangeable Share. The Per Share Merger Consideration shall be allocated among the Company Shareholders in the proportions set forth in the Merger Consideration Spreadsheet, subject to adjustment in accordance with the terms of Section 2.18.”

4.            A new Section 1.1(jjj) shall be added to the Merger Agreement which reads as follows, and all other subsections of Section 1.1 of the Merger Agreement shall be renumbered accordingly:

“Lock-up Holders” means, collectively:

(i)	Graham S. Farrar 2000 Living Trust dated February 2, 2000;

(ii)	The Sara A. Farrar 2021 Gift Trust dated March 4, 2021;

(iii)	The Graham S. Farrar 2021 Generational Trust dated March 4, 2021;

(iv)	Inspiration Point Partners, LLC;

(v)	Jocelyn Rosenwald;

(vi)	Rosenwald Capital Management;

(vii)	Jocelyn May Rosenwald Trust;

(viii)	The Entrust Group Inc. FBO Kyle D. Kazan;

(ix)	Reposition Investments LLC;

(x)	Rosenwald Family Trust (or James B. Rosenwald III and Laura Parker Rosenwald Family Trust Dated December 18, 1997, as amended and restated August 18, 2009);

(xi)	Kris Hulgreen;

(xii)	PENSCO Trust Company FBO Kris Hulgreen

(xiii)	Kings Bay Investment Company Ltd.; and

(xiv)	Millennium Trust Company LLC, Custodian FBO Rosenwald Partners, L.P.

5.	Section 1.1(ooo) of the Merger Agreement shall be deleted in its entirety and replaced with the following:

“MVS Holders” means, collectively, (i) Kyle D. Kazan, (ii) Rosenwald Capital Management, Inc., (iii) James Benno Rosenwald IV Trust dated December 18, 1997, (iv) Jocelyn May Rosenwald Trust dated December 18, 1997, (v) Jocelyn Rosenwald, (vi) James B. Rosenwald III and Laura Parker Rosenwald Family Trust dated December 18, 1997, as amended and rested August 18, 2009, (vii) Graham S. Farrar 2000 Living Trust, (viii) Inspiration Point Partners, LLC and (ix) Kris Hulgreen.

6.            This Amendment shall be construed, interpreted and the rights of the Parties determined in accordance with the laws of the State of Delaware, without regard to principals of conflicts of law.

7.            Except to the extent herein expressly modified by the foregoing provisions of this Amendment, the Merger Agreement is hereby ratified and confirmed in all respects.

8.            This Amendment may be executed by electronic signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

SELLERS:

THE ENTRUST GROUP INC. FBO KYLE D. KAZAN

By:	(signed) Kyle D. Kazan
Name: Kyle D. Kazan
Title: Authorized Signatory

JOCELYN MAY ROSENWALD TRUST DATED DECEMBER 18, 1997

By:	(signed) Jill Rosenwald
Name: Jill Rosenwald
Title: Co-Trustee

By:	(signed) Walter Parker
Name: Walter Parker
Title: Co-Trustee

(signed) Jocelyn Rosenwald
Jocelyn Rosenwald

GRAHAM S. FARRAR 2000 LIVING TRUST ESTABLISHED FEBRUARY 2, 2000

By:	(signed) Graham Farrar
Name: Graham Farrar
Title: Trustee

[Signature page to Amendment No. 2 to Agreement and Plan of Merger]

SELLERS’ REPRESENTATIVE:

(signed) Kyle D. Kazan
KYLE D. KAZAN

COMPANY:

GH GROUP, INC.

By:	(signed) Kyle D. Kazan
Name: Kyle D. Kazan
Title: Chief Executive Officer

[Signature page to Amendment No. 2 to Agreement and Plan of Merger]

(signed) Graham Farrar
Graham Farrar

(signed) Kyle D. Kazan
Kyle D. Kazan

[Signature page to Amendment No. 2 to Agreement and Plan of Merger]

BUYER:

MPB ACQUISITION CORP.

By:	(signed) Louis Karger
Name: Louis Karger
Title: President

MERGER SUB:

MPB MERGERSUB CORP.

By:	(signed) Louis Karger
Name: Louis Karger
Title: President

SPAC:

MERCER PARK BRAND ACQUISITION CORP.

By:	(signed) Louis Karger
Name: Louis Karger
Title: Chief Executive Officer

[Signature page to Amendment No. 2 to Agreement and Plan of Merger]